Exhibit 99.1

Media Relations

News release

FOR IMMEDIATE RELEASE

Media Contact:	Investor Relations Contact:
Mac Jeffery	Greg Smith
781-522-5111	781-522-5141

Raytheon Reports Strong First Quarter Results

Highlights

•	Solid bookings of $5.3 billion; record backlog of $33.9 billion

•	Sales of $4.9 billion, up 6 percent

•	Operating income from continuing operations of $510 million, up 18 percent

•	Earnings per share (EPS) from continuing operations of $0.69, up 13 percent

WALTHAM, Mass., (April 25, 2007) – Raytheon Company (NYSE: RTN) reported first quarter 2007 income from continuing operations of $314 million or $0.69 per diluted share compared to $272 million or $0.61 per diluted share in the first quarter 2006. First quarter 2007 income from continuing operations was higher primarily due to improved operating results at Integrated Defense Systems (IDS), Missile Systems (MS), and Network Centric Systems (NCS).

“Our first quarter was another good quarter for the Company and a strong start to the year,” said William H. Swanson, Raytheon’s Chairman and CEO.

First quarter 2007 net income was $346 million or $0.76 per diluted share compared to $287 million or $0.64 per diluted share in the first quarter 2006. Net income for the first quarter 2007 included $32 million of income from discontinued operations or $0.07 per diluted share, primarily due to the results of Raytheon Aircraft Company (RAC), versus $15 million of income from discontinued operations or $0.03 per diluted share in the first quarter 2006. As previously announced, after the first quarter close, Raytheon completed the sale of RAC to Hawker Beechcraft Inc. for $3.3 billion, with after-tax net proceeds of approximately $2.5 billion.

The Company expects to record a net after-tax gain of approximately $1 billion in the second quarter.

Net sales for the first quarter 2007 were $4.9 billion, up 6 percent from $4.7 billion in the first quarter 2006.

Operating cash flow from continuing operations for the first quarter 2007 was an outflow of $379 million versus an outflow of $48 million for the first quarter 2006. The decrease in operating cash flow was primarily due to a $400 million discretionary cash contribution made to the Company’s pension plans in the first quarter 2007 versus a $200 million discretionary cash contribution made in the first quarter 2006.

During the first quarter 2007, the Company repurchased 5.1 million shares for $275 million as part of the Company’s previously announced share repurchase program. In addition, as announced in March 2007, the Company’s Board of Directors authorized a 6 percent increase to the Company’s annual dividend, from $0.96 to $1.02 per share.

Net debt was $2.3 billion at the end of the first quarter 2007 compared with $1.5 billion at year-end 2006. Net debt is defined as total debt less cash and cash equivalents.

After the completion of the RAC sale in the second quarter, the Company initiated the redemption of approximately $1 billion of debt maturing from 2008 - 2010, which is expected to be completed on April 27, 2007. The Company expects to record a charge in the second quarter of approximately $40 million after-tax ($60 million pretax) primarily associated with the make-whole provision of this early debt retirement.

Summary Financial Results	1st Quarter		% Change
($ in millions, except per share data)	2007	2006
Net Sales	$4,928	$4,660	6%
Total Operating Expenses	4,418	4,227

Operating Income	510	433	18%
Non-operating Expenses	35	22

Income from Cont. Ops. before Taxes	$475	$411	16%

Income from Continuing Operations	$314	$272	15%

Net Income	$346	$287	21%

Diluted EPS from Continuing Operations	$0.69	$0.61	13%

Diluted EPS	$0.76	$0.64	19%

Operating Cash Flow from Cont. Ops.	$(379)	$(48)

Bookings and Backlog

Bookings	1st Quarter
(in millions)	2007	2006
Total Bookings	$5,282	$4,967

Backlog	Period ending
(in millions)	03/25/07	12/31/06
Backlog	$33,909	$33,838
Funded Backlog	$18,592	$18,186

The Company reported total bookings for the first quarter 2007 of $5.3 billion compared to $5.0 billion in the first quarter 2006. The Company ended the first quarter 2007 with a record backlog of $33.9 billion compared to $31.8 billion at the end of the first quarter 2006 and $33.8 billion at the end of 2006.

Outlook

2007 Financial Outlook
Bookings ($B)	21.0 - 22.0
Net Sales ($B)	21.4 - 21.9
FAS/CAS Pension Expense ($M)	270
Interest Expense, net ($M)	65 - 80
Diluted Shares (M)	446 - 448
EPS from Cont. Ops. ($)	2.85 - 3.00
Operating Cash Flow from Cont. Ops. ($B)	1.5 - 1.7
ROIC (%)	8.2 - 8.7

The Company reaffirms the full-year 2007 outlook as detailed above.

Charts containing additional information on the Company’s 2007 performance and guidance are available on the Company’s website at www.raytheon.com. See attachment F for information on the Company’s calculation and use of ROIC, a non-GAAP financial measure.

Segment Results

Integrated Defense Systems

	1st Quarter		% Change
($ in millions)	2007	2006
Net Sales	$1,092	$963	13%
Operating Income	$199	$158	26%
Operating Margin	18.2%	16.4%

Integrated Defense Systems (IDS) had first quarter 2007 net sales of $1,092 million, up 13 percent compared to $963 million in the first quarter 2006, primarily due to growth on Missile Defense Agency, U.S. Navy and U.S. Army programs, as well as on international programs. IDS recorded $199 million of operating income compared to $158 million in the first quarter 2006. The increase in operating income was primarily due to higher volume and improved performance on several domestic and international programs.

During the quarter, IDS booked $229 million for additional development work, including ship integration and detail design for the U.S. Navy’s Zumwalt Class program. IDS also booked $148 million for the manufacture and integration support of a Terminal High Altitude Area Defense (THAAD) radar for the Missile Defense Agency and $144 million to provide engineering services support to the Patriot air and missile defense program for the U.S. Army.

Intelligence and Information Systems

	1st Quarter		% Change
($ in millions)	2007	2006
Net Sales	$588	$611	-4%
Operating Income	$55	$55	NM
Operating Margin	9.4%	9.0%

Intelligence and Information Systems (IIS) had first quarter 2007 net sales of $588 million compared to $611 million in the first quarter 2006, a decrease primarily due to reprioritization and procurement delays on certain classified programs, as previously disclosed. IIS recorded $55 million of operating income in the first quarter 2007 and the first quarter 2006.

During the quarter, IIS booked $286 million on a number of classified contracts.

Missile Systems

	1st Quarter		% Change
($ in millions)	2007	2006
Net Sales	$1,140	$989	15%
Operating Income	$120	$110	9%
Operating Margin	10.5%	11.1%

Missile Systems (MS) had first quarter 2007 net sales of $1,140 million, up 15 percent compared to $989 million in the first quarter 2006, primarily due to higher volume on Standard Missile and Phalanx. MS recorded $120 million of operating income compared to $110 million in the first quarter 2006.

During the quarter, MS booked $255 million for the production of Block IV Tactical Tomahawk cruise missiles for the U.S. Navy. MS also booked $101 million for the production of the Joint Standoff Weapons (JSOW) for the U.S. Air Force and Navy.

Network Centric Systems

	1st Quarter		% Change
($ in millions)	2007	2006
Net Sales	$929	$791	17%
Operating Income	$117	$84	39%
Operating Margin	12.6%	10.6%

Network Centric Systems (NCS) had first quarter 2007 net sales of $929 million, up 17 percent compared to $791 million in the first quarter 2006, primarily due to growth on U.S. Army programs. NCS recorded $117 million of operating income compared to $84 million in the first quarter 2006. The increase in operating income was primarily due to higher volume and improved program performance.

During the quarter, NCS booked $122 million to provide support for the Firefinder locating radar program and $92 million for the production of Commander’s Independent Viewers (CIVs) for the U.S. Army.

Space and Airborne Systems

	1st Quarter		% Change
($ in millions)	2007	2006
Net Sales	$964	$1,018	-5%
Operating Income	$129	$145	-11%
Operating Margin	13.4%	14.2%

Space and Airborne Systems (SAS) had first quarter 2007 net sales of $964 million, down 5 percent compared to $1,018 million in the first quarter 2006, primarily due to the planned transition from development to production on several major programs. SAS recorded $129 million of operating income compared to $145 million in the first quarter 2006. Operating income was lower primarily due to favorable program profit and cost adjustments recorded from certain production programs in the first quarter 2006.

During the quarter, SAS booked $96 million on a number of classified contracts.

Technical Services

	1st Quarter		% Change
($ in millions)	2007	2006
Net Sales	$426	$450	-5%
Operating Income	$21	$31	-32%
Operating Margin	4.9%	6.9%

Technical Services (TS) had first quarter 2007 net sales of $426 million, down 5 percent compared to $450 million in the first quarter 2006, primarily due to lower volume on a support services program, as well as reduced bookings at the end of 2006. TS recorded operating income of $21 million in the first quarter 2007 compared to $31 million in the first quarter 2006. Operating income was lower primarily due to profit adjustments recorded on certain programs and reduced volume.

During the quarter, TS booked $347 million on work for the Department of Energy (DOE) and the Defense Threat Reduction Agency (DTRA).

Other

Net sales in the first quarter 2007 were $181 million compared to $190 million in the first quarter 2006, with an operating loss of $8 million in the first quarter 2007 compared to an operating loss of $13 million in the first quarter 2006.

Discontinued Operations

During the quarter, the Company recorded net income from discontinued operations of $32 million, compared to $15 million in the first quarter 2006, primarily related to RAC.

Raytheon Company (NYSE: RTN), with 2006 sales of $20.3 billion, is a technology leader specializing in defense, homeland security and other government markets throughout the world. With a history of innovation spanning 85 years, Raytheon provides state-of-the-art electronics, mission systems integration and other capabilities in the areas of sensing; effects; and command, control, communications and intelligence systems, as well as a broad range of mission support services. With headquarters in Waltham, Mass., Raytheon employs 73,000 people worldwide.

Disclosure Regarding Forward-looking Statements

This release and the attachments contain forward-looking statements, including information regarding the Company’s 2007 financial outlook, future plans, objectives, business prospects and anticipated financial performance. These forward-looking statements are not statements of historical facts and represent only the Company’s current expectations regarding such matters. These statements inherently involve a wide range of known and unknown risks and uncertainties. The Company’s actual actions and results could differ materially from what is expressed or implied by these statements. Specific factors that could cause such a difference include, but are not limited to: risks associated with the Company’s U.S. government sales, including changes or shifts in defense spending, uncertain funding of programs, potential termination of contracts, and difficulties in contract performance; the ability to procure new contracts; the risks of conducting business in foreign countries; the ability to comply with extensive governmental regulation, including import and export policies and procurement and other regulations; the impact of competition; the ability to develop products and technologies; the risk of cost overruns, particularly for the Company’s fixed-price contracts; dependence on component availability, subcontractor performance and key suppliers; risks of a negative government audit; the use of accounting estimates in the Company’s financial statements; the potential impairment of the Company’s goodwill; risks associated with Flight Options’ ability to compete and meet its financial objectives; risks associated with the commuter and fractional ownership aircraft markets; the outcome of contingencies and litigation matters, including government investigations; the ability to recruit and retain qualified personnel; risks associated with acquisitions, joint ventures and other business arrangements; the impact of changes in the Company’s credit ratings; and other factors as may be detailed from time to time in the Company’s public announcements and Securities and Exchange Commission filings. In addition, these statements do not give effect to the potential impact of any acquisitions, divestitures or business combinations that may be announced or closed after the date hereof. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release and the attachments or to update them to reflect events or circumstances occurring after the date of this release.

Conference Call on the First Quarter 2007 Financial Results

Raytheon’s financial results conference call will be held on Wednesday, April 25, 2007 at 9 a.m. EDT. Participants will include William H. Swanson, Chairman and CEO, David C. Wajsgras, senior vice president and CFO, and other Company executives.

The dial-in number for the conference call will be (866) 800 - 8651. The conference call will also be audiocast on the Internet at www.raytheon.com. Individuals may listen to the call and download charts that will be used during the call. These charts will be available for printing prior to the call.

Interested parties are encouraged to check the website ahead of time to ensure their computers are configured for the audio stream. Instructions for obtaining the free required downloadable software are posted on the site.

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Attachment A

Raytheon Company

Preliminary Statement of Operations Information

First Quarter 2007

	Three Months Ended
(In millions except per share amounts)	25-Mar-07	26-Mar-06
Net sales	$4,928	$4,660

Cost of sales	3,981	3,807
Administrative and selling expenses	340	319
Research and development expenses	97	101

Total operating expenses	4,418	4,227

Operating income	510	433

Interest expense	60	69
Interest income	(28)	(21)
Other (income) expense, net	3	(26)

Non-operating expense, net	35	22

Income from continuing operations before taxes	475	411

Federal and foreign income taxes	161	139

Income from continuing operations	314	272

Income from discontinued operations, net of tax	32	15

Net income	$346	$287

Earnings per share from continuing operations
Basic	$0.71	$0.61
Diluted	$0.69	$0.61

Earnings per share from discontinued operations
Basic	$0.07	$0.03
Diluted	$0.07	$0.03

Earnings per share
Basic	$0.78	$0.65
Diluted	$0.76	$0.64

Average shares outstanding
Basic	441.0	442.3
Diluted	453.5	448.8

Attachment B

Raytheon Company

Preliminary Segment Information

First Quarter 2007

(In millions)

	Net Sales Three Months Ended		Operating Income Three Months Ended		Operating Income As a Percent of Sales Three Months Ended
	25-Mar-07	26-Mar-06	25-Mar-07	26-Mar-06	25-Mar-07	26-Mar-06
Integrated Defense Systems	$1,092	$963	$199	$158	18.2%	16.4%
Intelligence and Information Systems	588	611	55	55	9.4%	9.0%
Missile Systems	1,140	989	120	110	10.5%	11.1%
Network Centric Systems	929	791	117	84	12.6%	10.6%
Space and Airborne Systems	964	1,018	129	145	13.4%	14.2%
Technical Services	426	450	21	31	4.9%	6.9%
Other	181	190	(8)	(13)	-4.4%	-6.8%
FAS/CAS Pension Adjustment	—	—	(62)	(85)
Corporate and Eliminations	(392)	(352)	(61)	(52)

Total	$4,928	$4,660	$510	$433	10.3%	9.3%

Attachment C

Raytheon Company

Other Preliminary Information

First Quarter 2007

	Backlog (In millions)		Funded Backlog (In millions)
	25-Mar-07	31-Dec-06	25-Mar-07	31-Dec-06
Integrated Defense Systems	$8,089	$7,934	$4,156	$4,088
Intelligence and Information Systems	3,747	3,935	909	893
Missile Systems	9,638	9,504	5,386	5,135
Network Centric Systems	5,146	5,059	4,041	4,037
Space and Airborne Systems	5,210	5,591	2,784	2,770
Technical Services	1,825	1,572	1,062	1,020
Other	254	243	254	243

Total	$33,909	$33,838	$18,592	$18,186

	Bookings (In millions) Three Months Ended
	25-Mar-07	26-Mar-06
Total Bookings	$5,282	$4,967

Attachment D

Raytheon Company

Preliminary Balance Sheet Information

First Quarter 2007

(In millions)

Balance sheets

	25-Mar-07	31-Dec-06
Assets
Cash and cash equivalents	$1,660	$2,460
Accounts receivable, less allowance for doubtful accounts	174	178
Contracts in process	3,895	3,600
Inventories	499	487
Deferred federal and foreign income taxes	240	257
Prepaid expenses and other current assets	233	239
Assets held for sale	2,398	2,296

Total current assets	9,099	9,517

Property, plant and equipment, net	2,105	2,131
Deferred federal and foreign income taxes	230	189
Goodwill	11,539	11,539
Other assets, net	2,110	2,115

Total assets	$25,083	$25,491

Liabilities and Stockholders’ Equity
Notes payable and current portion of long-term debt	$686	$687
Advance payments and billings in excess of costs incurred	1,947	1,962
Accounts payable	833	920
Accrued salaries and wages	757	944
Other accrued expenses	1,196	1,193
Liabilities held for sale	1,018	1,009

Total current liabilities	6,437	6,715

Accrued retiree benefits and other long-term liabilities	3,973	4,232
Long-term debt	3,283	3,278
Minority interest	179	165
Stockholders’ equity	11,211	11,101

Total liabilities and stockholders’ equity	$25,083	$25,491

Attachment E

Raytheon Company

Preliminary Cash Flow Information

First Quarter 2007

(In millions)

Cash flow information

	Three Months Ended
	25-Mar-07	26-Mar-06
Income from continuing operations	$314	$272
Depreciation	69	69
Amortization	20	19
Working capital	(670)	(517)
Discontinued operations	(37)	28
Net activity in financing receivables	21	45
Other	(133)	64

Net operating cash flow	(416)	(20)

Capital spending	(39)	(35)
Internal use software spending	(15)	(4)
Acquisitions	—	(47)
Investment activity and divestitures	—	22
Dividends	(107)	(98)
Repurchase of common stock	(275)	(102)
Debt repayments	3	(32)
Discontinued operations	(27)	(8)
Other	76	66

Total cash flow	$(800)	$(258)

Attachment F

Raytheon Company

Non-GAAP Financial Measures

First Quarter 2007

We define Return on Invested Capital (ROIC) as income from continuing operations plus after-tax net interest expense plus one-third of operating lease expense after-tax (estimate of interest portion of operating lease expense) divided by average invested capital after capitalizing operating leases (operating lease expense times a multiplier of 8), adding financial guarantees less net investment in Discontinued Operations, and adding back the cumulative minimum pension liability/impact of adopting FAS 158. ROIC is not a measure of financial performance under generally accepted accounting principles (GAAP) and may not be defined and calculated by other companies in the same manner. ROIC should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. We use ROIC as a measure of efficiency and effectiveness of our use of capital and as an element of management compensation.

Return on Invested Capital

(In millions)	2007 Guidance
	Low end of range	High end of range
Income from continuing operations
Net interest expense, after-tax*	Combined	Combined
Lease expense, after-tax*

Return	$1,400	$1,465

Net debt **
Equity less investment in discontinued operations
Lease expense x 8 plus financial guarantees	Combined	Combined
Minimum pension liability (cumulative)

Invested capital from continuing operations***	$17,050	$16,850

ROIC	8.2%	8.7%

*	effective tax rate: 34.2% (2007 guidance)
**	Net debt is defined as total debt less cash and cash equivalents and is calculated using a 2 point average
***	Calculated using a 2 point average